Exhibit 99.2

This Statement on Form 3 is filed by: (i) Spartan Acquisition Sponsor II LLC, (ii) AP Spartan Energy Holdings II, L.P.; (iii) Apollo ANRP Advisors III, L.P.; (iv) Apollo ANRP Capital Management III, LLC; (v) APH Holdings, L.P.; and (vi) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer: Spartan Acquisition Sponsor II LLC

Date of Event Requiring Statement: November 24, 2020

Issuer Name and Ticker or Trading Symbol: Spartan Acquisition Corp. II [SPRQ]

Spartan Acquisition Sponsor II LLC

By:	AP Spartan Energy Holdings II, L.P.,
its sole member

	By:	Apollo ANRP Advisors III, L.P.,
its general partner

		By:	Apollo ANRP Capital Management III, LLC,
its general partner

			By:	APH Holdings, L.P.,
its sole member

				By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

					By:	/s/ Joseph D. Glatt
					Name:	Joseph D. Glatt
					Title:	Vice President

AP Spartan Energy Holdings II, L.P.

By:	Apollo ANRP Advisors III, L.P.,
its general partner

	By:	Apollo ANRP Capital Management III, LLC,
its general partner

		By:	APH Holdings, L.P.,
its sole member

			By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

				By:	/s/ Joseph D. Glatt
				Name:	Joseph D. Glatt
				Title:	Vice President

Apollo ANRP Advisors III, L.P.

By:	Apollo ANRP Capital Management III, LLC,
its general partner

	By:	APH Holdings, L.P.,
its sole member

		By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

			By:	/s/ Joseph D. Glatt
			Name:	Joseph D. Glatt
			Title:	Vice President

Apollo ANRP Capital Management III, LLC

By:	APH Holdings, L.P.,
its sole member

	By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

		By:	/s/ Joseph D. Glatt
		Name:	Joseph D. Glatt
		Title:	Vice President

APH Holdings, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President

Apollo Principal Holdings III GP, Ltd.

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President